Exhibit 99.1

News Release	Corporate Communications	Phone: 703-412-3231
	1300 Wilson Boulevard, Suite 400	Fax: 703-412-3220
Arlington, Virginia 22209

For Immediate Release

Media Contact:	Investor Contact:

Amanda Covington	Michael Pici
Phone: 703-412-3231	Phone: 703-412-3216
E-mail: amanda.covington@atk.com	E-mail: michael.pici@atk.com

ATK Stockholders Approve the Issuance of Shares to Orbital Sciences Corporation Stockholders

Transaction Anticipated to Close February 9, 2015

Arlington, Va., Jan. 27, 2015 — Alliant Techsystems Inc. (“ATK”) (NYSE: ATK) today announced its stockholders approved the issuance of ATK common stock, par value $0.01 per share, to Orbital Sciences Corporation (“Orbital”) (NYSE: ORB) stockholders in connection with the previously announced merger between ATK’s Aerospace and Defense Groups and Orbital.

ATK and Orbital held separate, special stockholder meetings today in conjunction with the proposed transaction.  As previously announced, ATK intends to spin off its Sporting Group into Vista Outdoor Inc. (“Vista Outdoor”) and immediately thereafter complete the merger. During Orbital’s special stockholder meeting, Orbital stockholders voted to approve the merger.

Approximately 97 percent of the votes cast at ATK’s special meeting of stockholders voted in favor of the issuance of shares, which represented approximately 77 percent of the total number of outstanding shares of ATK common stock as of December 16, 2014, the record date for the special meeting.

“We are very pleased with the resounding approval from our stockholders,” said Mark DeYoung, ATK President and Chief Executive Officer (CEO) and future Chairman and CEO for Vista Outdoor. “The affirmation and confidence from our investors support the vision to create two strong, independent companies with leadership in their core markets. I want to thank our stockholders for their support of this vision and strategy. The favorable shareholder vote allows us to now move forward and finalize this transformational and value-creating transaction. We anticipate closing both the spin-off and the merger on February 9.”

The share issuance proposal is described in detail in ATK’s and Orbital’s definitive joint proxy statement/prospectus, which was filed with the Securities and Exchange Commission on December 17, 2014.

On the closing date, ATK stockholders as of the close of business on February 2, 2015, the record date for the distribution, will receive two shares of Vista Outdoor common stock for every one share of ATK common stock they hold on the record date. As a result, on the closing date, ATK stockholders will own 100 percent of Vista Outdoor. Beginning on February 10, 2015, shares of Vista Outdoor common stock will trade under the ticker symbol “VSTO” on the New York Stock Exchange (NYSE). The spin-off will be immediately followed by the merger. In connection with the merger, Orbital shareholders will receive 0.449 shares of ATK common stock for each share of Orbital common stock that they hold. As a result, on the closing date, ATK shareholders will own approximately 53.8 percent of the combined company on a fully diluted basis and Orbital shareholders will own the remaining approximately 46.2 percent of the combined company on a fully diluted basis. Following closing, ATK will be renamed Orbital ATK, Inc. and, beginning on February 10, 2015, shares of Orbital ATK common stock will trade under the new ticker symbol “OA” on the NYSE.

Cautionary Statement Regarding Forward-Looking Statements

Certain information discussed in this communication, including information regarding the proposed transaction between ATK and Orbital, constitutes “forward-looking” statements made within the meaning of Section 21E of the Securities Exchange Act of 1934. These statements are often, but not always, made through the use of words or phrases such as “may,” “will,” “expected,” “intend,” “estimate,” “anticipate,” “believe,” “project,” or “continue,” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Additional information concerning these factors can be found in Vista Outdoor, ATK and Orbital’s filings with the Securities and Exchange Commission (the “SEC”), including ATK and Orbital’s most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, ATK’s registration statement on Form S-4 and Vista Outdoor’s registration statement on Form 10. Vista Outdoor, ATK and Orbital assume no obligation to update or revise publicly the information in this communication, whether as a result of new information, future events or otherwise, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

About ATK

ATK is an aerospace, defense and outdoor sports and recreation company with operations in 21 states, Puerto Rico and internationally. News and information can be found on the Internet at www.atk.com, on Facebook at www.facebook.com/atk or on Twitter @ATK.

#  #  #